FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line—Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

Media Contact:
Lara Hoffmans—Managing Director-Marketing
614-255-5550 (lhoffmans@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
THIRD QUARTER 2022 AND DECLARES QUARTERLY AND SPECIAL DIVIDEND

    COLUMBUS, Ohio - October 26, 2022 -- Diamond Hill Investment Group, Inc. (Nasdaq: DHIL) today reported unaudited financial results for the third quarter of 2022.

The following are selected highlights for the quarter ended September 30, 2022:

•Assets under management ("AUM") were $23.9 billion compared to $31.0 billion as of December 31, 2021, and $29.2 billion as of September 30, 2021.
•Average AUM was $26.2 billion compared to $30.7 billion for the third quarter of 2021.
•Net client outflows were $760 million compared to $220 million of net inflows for the third quarter of 2021.
•Revenue was $38.3 million compared to $55.1 million for the third quarter of 2021. The Company recorded $1.5 million of performance-based fees during the third quarter of 2022 compared to $11.9 million of performance-based fees during the third quarter of 2021.
•Operating profit margin was 42% compared to 51% for the third quarter of 2021. Operating profit margin, as adjusted,6 was 39% compared to 51% for the third quarter of 2021.
•Investment loss was $8.0 million compared to an investment loss of $2.6 million for the third quarter of 2021.
•The Company recorded a gain of $6.8 million during the quarter from the final payment on the sale of our high yield-focused advisory contracts, which closed on July 30, 2021, and a gain of $9.0 million from the initial payment on the sale of our high yield-focused advisory contracts during the third quarter of 2021.
•Net income attributable to common shareholders was $12.0 million compared to $25.6 million for the third quarter of 2021.
•Earnings per share attributable to common shareholders - diluted was $3.90 compared to $8.03 for the third quarter of 2021.
•Net operating income, as adjusted after tax, per diluted share5 was $3.55 compared to $6.41 for the third quarter of 2021.
•The Company returned $14.0 million to its shareholders through repurchasing 78,936 shares during the quarter and $4.6 million through a $1.50 per share dividend during the quarter.

“This year’s challenging environment continued in Q3. Our operating results were impacted in the near term by the declining market coupled with net outflows as several clients rebalanced portfolios, particularly in our Large Cap Strategy, which remains soft closed to new investors. We took advantage of the market environment to make meaningful progress on long-term capital return through share repurchases. We are pleased with our total capital return to shareholders this year — repurchasing nearly $14 million in shares in Q3 and almost $36 million year to date. Additionally, our Q4 special dividend of $4.00 per share brings our total annual dividends to $10.00 per share, resulting in another $30 million returned to shareholders during 2022.”

Dividends:

The Company announced today that its board of directors has approved the payment of a regular quarterly cash dividend for the fourth quarter of 2022 of $1.50 per share.

The board of directors also approved a special cash dividend of $4.00 per share. Both the regular quarterly dividend and the special dividend will be paid on December 9, 2022, to shareholders of record as of November 25, 2022. The Company expects 100% of the distributions to be classified as qualified dividends.

Selected Income Statement Data
(in thousands, except per share figures and percentages)

	Three Months Ended September 30,
	2022	2021	% Change
Revenue	$38,265	$55,055	(30)%
Compensation and related costs, excluding deferred compensation expense (benefit)	17,260	20,433	(16)%
Deferred compensation expense (benefit)	(1,052)	3	NM
Other expenses	6,025	6,297	(4)%
Total operating expenses	22,233	26,733	(17)%
Net operating income	16,032	28,322	(43)%
Investment loss, net	(8,032)	(2,630)	NM
Gain on sale of high yield-focused advisory contracts	6,814	9,000	NM
Net income before taxes	14,814	34,692	(57)%
Income tax expense	(4,442)	(9,816)	(55)%
Net income	10,372	24,876	(58)%
Net loss attributable to redeemable noncontrolling interest	1,642	752	NM
Net income attributable to common shareholders	$12,014	$25,628	(53)%

Earnings per share attributable to common shareholders - diluted	$3.90	$8.03	(51)%

	Nine Months Ended September 30,
	2022	2021	% Change
Revenue	$119,542	$139,139	(14)%
Compensation and related costs, excluding deferred compensation expense (benefit)	53,129	56,188	(5)%
Deferred compensation expense (benefit)	(6,921)	4,618	NM
Other expenses	17,977	18,712	(4)%
Total operating expenses	64,185	79,518	(19)%
Net operating income	55,357	59,621	(7)%
Investment income (loss), net	(33,302)	8,910	NM
Gain on sale of high yield-focused advisory contracts	6,814	9,000	NM
Net income before taxes	28,869	77,531	(63)%
Income tax expense	(9,006)	(20,766)	(57)%
Net income	19,863	56,765	(65)%
Net loss (income) attributable to redeemable noncontrolling interest	5,694	(564)	NM
Net income attributable to common shareholders	$25,557	$56,201	(55)%

Earnings per share attributable to common shareholders - diluted	$8.14	$17.66	(54)%

Selected Balance Sheet Data
(in thousands, except per share figures)

	As of
	September 30, 2022	December 31, 2021
Total cash and corporate investments held directly by DHCM	$153,051	$191,780
Shareholders' equity	166,635	184,423
Book value per share	$54.89	$58.15

	Change in Assets Under Management
	For the Three Months Ended September 30,
(in millions)	2022	2021
AUM at beginning of the period	$25,789	$32,360
Net cash inflows (outflows)
proprietary funds	(629)	155
sub-advised funds	53	—
separately managed accounts	(184)	65
	(760)	220
Sale of high yield-focused advisory contracts	—	(3,456)
Net market appreciation (depreciation) and income	(1,147)	62
Decrease during the period	(1,907)	(3,174)
AUM at end of the period	$23,882	$29,186

Average AUM during the period	$26,245	$30,659

	Change in Assets Under Management
	For the Nine Months Ended September 30,
(in millions)	2022	2021
AUM at beginning of the period	$31,028	$26,411
Net cash inflows (outflows)
proprietary funds	(884)	2,142
sub-advised funds	(129)	(57)
separately managed accounts	(25)	279
	(1,038)	2,364
Sale of high yield-focused advisory contracts	—	(3,456)
Net market appreciation (depreciation) and income	(6,108)	3,867
Increase (decrease) during the period	(7,146)	2,775
AUM at end of the period	$23,882	$29,186

Average AUM during the period	$28,300	$30,305

	Net Cash Inflows (Outflows) Further Breakdown For the Three Months Ended September 30,
(in millions)	2022	2021
Net cash inflows (outflows)
Equity	$(682)	$(18)
Fixed Income	(78)	238
	$(760)	$220

	Net Cash Inflows (Outflows) Further Breakdown For the Nine Months Ended September 30,
(in millions)	2022	2021
Net cash inflows (outflows)
Equity	$(1,064)	$1,182
Fixed Income	26	1,182
	$(1,038)	$2,364

About Diamond Hill:
Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill’s investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of September 30, 2022, Diamond Hill had $23.9 billion in AUM. For more information visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Financial Measures
As supplemental information, the Company is providing certain financial measures that are based on methodologies other than U.S. generally accepted accounting principles ("non-GAAP"). Management believes the non-GAAP financial measures below are useful measures of its core business activities, are important metrics in estimating the value of an asset management business, and help facilitate comparisons to Company operating performance across periods. These non-GAAP financial measures should not be used as a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and may be calculated differently by other companies. The following schedule reconciles financial measures calculated in accordance with GAAP to non-GAAP financial measures for the three- and nine-month periods ended September 30, 2022 and 2021, respective

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2022	2021	2022	2021
Total revenue	$38,265	$55,055	$119,542	$139,139

Net operating income, GAAP basis	$16,033	$28,321	$55,357	$59,620
Non-GAAP adjustment:
Gains (losses) on deferred compensation plan investments, net(1)	(1,052)	3	(6,921)	4,618
Net operating income, as adjusted, non-GAAP basis(2)	14,981	28,324	48,436	64,238
Non-GAAP adjustment:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(4,044)	(7,844)	(12,620)	(17,332)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$10,937	$20,480	$35,816	$46,906

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$3.55	$6.41	$11.41	$14.74
Diluted weighted average shares outstanding, GAAP basis	3,079	3,193	3,139	3,182

Operating profit margin, GAAP basis	42%	51%	46%	43%
Operating profit margin, as adjusted, non-GAAP basis(6)	39%	51%	41%	46%

(1) Gains (losses) on deferred compensation plan investments, net: The gain (loss) on deferred compensation plan investments, which increases (decreases) deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income (loss) below net operating income on the income statement, and thus has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP financial measure represents the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP financial measure represents the tax provision, excluding the impact of investment related activity, and the gain on sale of High Yield-Focused Advisory Contracts, and is calculated by applying the unconsolidated effective tax rate to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP financial measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP financial measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP financial measure was calculated by dividing the net operating income, as adjusted, by total revenue.

The Company does not recommend that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Caution Concerning Forward-Looking Statements

Throughout this press release, Diamond Hill may make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words "believe," "expect," "anticipate," "estimate," "guidance," "forecast," "may," "will," "likely," "project," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. Similarly, descriptions of our objectives, strategies, plans, goals, or targets are also forward-looking statements. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements.

Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements are discussed under "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as under "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. These factors include, but are not limited to: (i) any reduction in the Company's AUM; (ii) withdrawal, renegotiation, or termination of DHCM's investment advisory agreements; (iii) damage to the Company's reputation; (iv) failure to comply with investment guidelines or other contractual requirements; (v) challenges from the competition the Company faces in its business; (vi) adverse regulatory and legal developments; (vii) unfavorable changes in tax laws or limitations; (viii) interruptions in or failure to provide critical technological service by the Company or third parties; (ix) adverse civil litigation and government investigations or proceedings; (x) risk of loss on the Company's investments; (xi) lack of sufficient capital on satisfactory terms; (xii) losses or costs not covered by insurance; (xiii) impairment of goodwill or intangible assets; (xiv) a decline in the performance of the Company's products; (xv) changes in interest rates and inflation; (xvi) changes in national and local economic and political conditions; (xvii) the continuing economic uncertainty in various parts of the world; (xviii) the after-effects of the COVID-19 pandemic; (xix) political uncertainty caused by, among other things, political parties, economic nationalist sentiments, tensions surrounding the current socioeconomic landscape, and other risks identified from time-to-time in other public documents the Company files with the SEC.

In light of the significant uncertainties in the forward-looking statements, the inclusion of such information should not be regarded as a representation by Diamond Hill or any other person that our expectations, objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of Diamond Hill and speak only as of the date on which they are made. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com